UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 24, 2010
SIGNATURE GROUP HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification Number)

175 North Riverview Drive
Anaheim, California	92808

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code): (714) 283-6500
Fremont General Corporation
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
On May 7, 2010, the Company and Fremont Reorganizing Corporation (“FRC”), a wholly owned subsidiary of the Company, entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Federal Insurance Company (“Federal”) to settle the adversary proceeding of Fremont General Corporation, et al. v. Federal Insurance Company, No. 8-08-ap-01418-ES (the “Adversary Proceeding”) that was filed in the Bankruptcy Court. The Adversary Proceeding was initiated by the Company and FRC against Federal asserting breach of contract, declaratory relief and breach of the covenant of good faith and fair dealing relating to separate insurance coverage disputes that involved coverage sought by the Company and FRC under two insurance policies issued by Federal: a 2007 Bankers Professional Liability for Financial Institutions policy (“BPL Policy”) and a Commercial General Liability Policy (“CGL Policy”). The BPL Policy coverage dispute involved Federal’s obligation to indemnify the Company’s and FRC’s liabilities in connection with the lawsuit captioned Commonwealth of Massachusetts v. Fremont Investment & Loan, et al., No. 07-4373-BLS1 filed in the Superior Court for Suffolk County (the “Massachusetts Litigation”), as well as certain other lawsuits. The CGL Policy coverage dispute involved Federal’s obligation to provide coverage for FRC’s liabilities in connection with a lawsuit brought by the NAACP. The Settlement Agreement had been entered into as part of the Company’s ongoing initiative to resolve contingent and unliquidated claims and various litigation matters.
Also on May 7, 2010, the Company filed a motion with the Bankruptcy Court seeking the approval of the Settlement Agreement, which is subject to and conditioned upon the approval of the Bankruptcy Court, as discussed below. Pursuant to the terms of the Settlement Agreement, Federal agreed to pay the Company the sum of $2,918,804.88 (the “Settlement Payment”), which amount, when added together with approximately $7.1 million previously paid by Federal to the Company for costs and expenses related to its defense of the Massachusetts Litigation will equal the policy limits payable to the Company under the BPL Policy. Federal also agreed to make the Settlement Payment to the Company within two business days after the Bankruptcy Court approves the Settlement Agreement and the expiration of the 14 day period for the filing of an appeal of the Bankruptcy Court decision. On June 9, 2010, the Bankruptcy Court entered an order granting the motion to approve the Settlement Agreement, and on June 24, 2010 the Bankruptcy Court’s order became final.
The Settlement Agreement also provides for the Company, FRC and Federal to execute and deliver a joint stipulation to the Bankruptcy Court to provide for the dismissal of the Adversary Proceeding, with prejudice, and for the Company to withdraw both its pending motion for leave to appeal and its pending appeal involving Federal with prejudice. The signed joint stipulations will be filed by the Company with the appropriate courts upon receipt by the Company of the Settlement Payment.
Upon the Company’s receipt of the Settlement Payment, pursuant to the Settlement Agreement, the Company and FRC and Federal will mutually release, remise, acquit, and forever discharge each other and certain related parties (including any person or entity constituting an Insured (as that term is defined under the subject insurance policies) from any and all past, present, and future claims, arising out of, related to, or in any way involving, directly or indirectly, (i) the Adversary Proceeding, (ii) the BPL Policy and all claims for coverage thereunder that have been made, or could in the future be made, by the Company or any Insured, (iii) the Massachusetts Litigation, certain other lawsuits identified in the Settlement Agreement, and the NAACP lawsuit; and (iv) the Company’s and FRC’s claims for coverage under the CGL Policy for the NAACP lawsuit. The precise terms of the release are set forth in the Settlement Agreement. On June 24, 2010, the Company received from Federal the Settlement Payment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.
(Registrant)

Date: July 1, 2010	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Interim President and Chief Executive Officer